UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006
                                                -------------------------------

                          WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Louisiana                         0-1026                    72-6017893
--------------------------------------------------------------------------------
(State of                 (Commission File Number)        (IRS Employer
incorporation)                                           Identification No.)

         228 St. Charles Avenue, New Orleans, Louisiana     70130
--------------------------------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)

                                 (504) 586-7272
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230-.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

         On January 25, 2006, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended December 31, 2005 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01         Financial Statement and Exhibits.

         (c) Exhibits

                  99.1 News Release dated January 25, 2006




                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  WHITNEY HOLDING CORPORATION


                                                 By: /s/Thomas L. Callicutt, Jr.
                                                    ----------------------------
                                                    Thomas L. Callicutt, Jr.
                                                    Executive Vice President
                                                    and Chief Financial Officer

                                                     Date:   January 25, 2006
                                                          ----------------------

                                 EXHIBIT INDEX

Exhibit
Number                                                  Description
----------                                  ------------------------------------
99.1                                        News Release dated January 25, 2006

Exhibit 99.1

                                 [WHITNEY LOGO]

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     January 25, 2006

                  WHITNEY REPORTS FOURTH QUARTER 2005 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ--WTNY) earned $35.1 million in the quarter ended December 31, 2005, a 30% increase compared to net income of $27.0 million reported for the fourth quarter of 2004.
Per share earnings were $.56 per basic share and $.55 per diluted share in 2005's fourth quarter, up 30% and 28%, respectively, from $.43 per share, both basic and diluted, in the year-earlier period. Whitney's annual earnings of $102.3 million in 2005 were 5% above the $97.1 million earned in 2004. Annual per share earnings were $1.65 per basic share and $1.63 per diluted share. These were each approximately 4% higher than 2004's per share earnings. All share and per share data in this news release reflect the three-for-two split of Whitney's common stock that was effective May 25, 2005.
CONTINUED IMPACT OF NATURAL DISASTERS
         During the fourth quarter of 2005, Whitney continued to deal with the impact of hurricanes that caused widespread property damage and population dislocation in the greater New Orleans area and along the Mississippi gulf coast in late August and significantly impacted southwest Louisiana toward the end of September. The following sections summarize the more significant financial repercussions of these natural disasters for the Company and its major subsidiary, Whitney National Bank (the Bank).
Credit Quality and Allowance for Loan Losses
         As of the end of the third quarter of 2005, management had increased the allowance for loan losses to $91 million compared to $54 million at year-end
2004. The allowance at September 30, 2005 incorporated management's best estimate, based on available information, of inherent losses as

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                                       2

a result of the impact of the storms. During the fourth quarter of 2005, loan officers performed extensive reviews of the storms' impact on borrowers, and the results of these reviews were factored into the determination of the allowance for loan losses at December 31, 2005. Although these reviews indicated a lower level of storm-related credit risk than initially estimated, the consideration of other credit quality issues identified in the fourth quarter of 2005, as discussed elsewhere in this release, led management to maintain the allowance for loan losses at $90 million at year-end 2005. As management acquires additional information on overall economic prospects in the storm-affected areas and the performance of consumer credits that had been under payment deferral programs and obtains further assessments of individual borrowers, the loss estimate will be revised as needed.
Disaster Response Costs, Casualty Losses, Business Interruption and Related
  Insurance
         To operate in disaster response mode, the Bank incurred expenses for, among other things, the use of pre-designated back-up data processing centers, the lease of temporary equipment and facilities, lodging and other expenses for relocated personnel, and emergency communications with customers regarding the status of Bank operations. Emergency changes to the Bank's normal processing and collection of cash items caused recurring delays in funds availability that had a negative impact on net interest income. In addition, a number of the Bank's facilities and their contents were damaged by the storms and the rental income from excess office space and a parking facility was temporarily disrupted.
Sixteen banking facilities will require replacement, relocation or major renovation.
         Whitney maintains insurance for casualty losses as well as for reasonable and necessary disaster response costs and certain revenue lost through business interruption. Management believes, based on its understanding of the coverage, that collection of receivables established for insurance claims is probable. Certain additional disaster response costs and the bulk of repair and replacement costs will be incurred in the first quarter of 2006 and beyond, and these will be included in the insurance claims as appropriate. Management projects that current and future claims will be within policy limits, and it is probable that gains will be recognized with respect to casualty claims in future periods, but this is contingent upon reaching agreement with the insurance carriers.

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
                                       3

Deposit Growth and Liquidity Management

         The Bank experienced a rapid accumulation of deposits in the months following the storms. Total deposits at December 31, 2005 were up $1.44 billion, or 20%, from June 30, 2005. The most significant increase was in noninterest-bearing demand deposits, which grew 24%, or $632 million, during the fourth quarter of 2005 following growth of 16%, or $367 million, in 2005s' third quarter. A number of storm-related factors contributed to this accumulation.
Customers avoided larger recurring expenditures through payment deferral programs and service disruptions, and many customers likely took a more conservative approach to discretionary spending and increased credit purchases to conserve liquidity. At the same time, a significant amount of disaster-relief funds was available to residents in the affected areas, and a large number either remained employed or received salary continuation payments. Many residents and businesses have also received insurance settlements, although use of these funds has often been delayed because of fundamental uncertainties pertaining to the rebuilding process and insufficient resources to meet demand, and government-sponsored disaster-recovery contracts have provided additional liquidity to some commercial accounts.
         Although management expects the balances accumulated by deposit customers in the storm-affected areas to reduce over time, it is difficult to predict when and to what degree, and there may be some further growth as remaining insurance claims are resolved and additional disaster-recovery funds are distributed. Funds from the deposit build-up were first used to reduce short-term wholesale borrowings, with the remainder mainly invested in short-term liquidity management securities pending better information on the volatility of these funds. A portion of the deposit growth also helped fund the increase in the balances of cash and cash items that resulted from storm-forced changes to the Bank's normal processing and collection of cash items and to its strategies for managing cash on hand in these unusual circumstances. Balances of cash on hand, cash items in process of collection and balances at financial institutions increased a combined $279 million on average during the fourth quarter of 2005 compared to 2004's fourth quarter. Some of this increase will continue into 2006 as the Bank completes its response to certain permanent changes in its operating environment.

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
                                       4

Tax Relief
         Federal legislation passed in December 2005 provided for a tax credit to businesses in the storm-affected areas based on salaries paid to dislocated employees through the end of 2005. Application of this provision reduced
Whitney's income tax expense for the fourth quarter of 2005 by $1.9 million.

HIGHLIGHTS OF FINANCIAL RESULTS
     o Whitney's net interest income (TE) for the fourth quarter of 2005 increased $19.9 million, or 23%, compared to the fourth quarter of 2004, driven by both the 13% increase in average earning assets and a wider net interest margin. The net interest margin (TE) was 5.03% for the fourth quarter of 2005, up 40 basis points from the year-earlier period. The overall yield on earning assets increased 92 basis points from the fourth quarter of 2004, reflecting both the rise in rates that serve as benchmarks for the large variable-rate segment of Whitney's loan portfolio and an increase in the percentage of loans in the earning asset mix. Rising loan rates also drove a 21-basis point improvement in the overall asset yield from the third quarter of 2005, even though the percentage of short-term investments in the asset mix increased in response to the rapid build-up of the deposit base as discussed earlier. The impact of this favorable shift in deposit mix is also evident in the one basis-point increase in funding costs between the third and fourth quarters of 2005 and a 52 basis-point increase from the fourth quarter of 2004. In addition, Whitney continued to manage the rate structures for its different deposit products in an effort to control the impact of the upward pressure on funding rates that has been building since 2004.
     o Average total loans for the quarter, including loans held for sale, were up 19%, or $1.0 billion, compared to the fourth quarter of 2004, with approximately 7%, or $400 million, associated with the Destin Bank acquisition in April 2005. Although some recent growth can be attributed to disaster-recovery work in the storm-affected areas and increased economic activity in evacuee relocation areas served by Whitney, the most significant rebuilding efforts have not yet begun and associated demand for credit will likely be spread over a number of years. Average investment securities decreased 18%, or $367 million, from the fourth quarter of 2004 to 2005's fourth quarter, with proceeds supporting loan growth. As noted earlier, Whitney invested some of the funds from the

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
                                       5

              rapid post-storm build-up of deposits in liquidity management securities in 2005's fourth quarter, and average short-term investments for the period increased by $275 million compared to the fourth quarter of 2004. Total average earning assets for the quarter were up a net 13%, or $956 million, compared to the fourth quarter of 2004.
     o Average deposits in the fourth quarter of 2005 were up 21%, or $1.40 billion, compared to the fourth quarter of 2004, with approximately 5% related to acquisitions. As noted earlier, noninterest-bearing demand deposits jumped sharply following the storms and, on average, were up 41%, or $863 million, in 2005's fourth quarter compared to the year-earlier period, with only a relatively small contribution from acquired operations.
     o Whitney made no provision for loan losses in the fourth quarter of 2005, compared to a $2 million provision in the fourth quarter of 2004. In 2005's third quarter, Whitney had provided $34 million for loan losses, mostly reflecting management's initial estimate of the storms' ultimate impact on credit quality. As noted earlier, extensive reviews of the storms' impact on borrowers were performed during the fourth quarter of 2005, and the results, which indicated a lower level of storm-related credit risk than initially estimated, were factored into the determination of the allowance at December 31, 2005. There was a $22 million net increase in total nonperforming loans from the end of 2005's third quarter, mainly from increased concerns unrelated to the storms about one commercial customer in an industry to which the Bank has no other significant exposure. The total of loans criticized through the internal credit risk classification process increased by $35 million during this period and the corresponding allowance increased $5.6 million. Net-charge offs totaled $.9 million in 2005's fourth quarter, compared to net charge-offs of $2.3 million in the fourth quarter of 2004.
     o Noninterest income decreased 9%, or $1.8 million, from the fourth quarter of 2004. Deposit service charge income decreased 31%, or $2.8 million, compared to the fourth quarter of 2004. The accumulation of deposit balances after the storms served to reduce revenue from charges related to these deposit accounts. Another important factor was the earnings credit allowed against service charges on certain business deposit accounts that has grown with the rise in short-term market rates. Improvements were noted in a number of income categories, reflecting both internal growth and contributions from acquired operations. Bank card fees, both credit and debit cards, increased a combined

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
                                       6

              26%, or $.7 million, compared to 2004's fourth quarter, mainly reflecting higher transaction volumes. Fee income generated by Whitney's secondary mortgage market operations was up 24%, or $.3 million, compared to 2004's fourth quarter, mainly on the contribution from Destin Bank's mortgage operations. Mortgage loan production rebounded in the fourth quarter of 2005 after an initial sharp drop immediately after the storms. The categories comprising other noninterest income decreased a net $.1 million in the fourth quarter of 2005. The Destin acquisition added $.5 million in fees from investment and insurance brokerage services to 2005's fourth quarter, and fees earned on unused credit lines and letters of credit increased $.2 million. These and other improvements to other noninterest income for the fourth quarter of 2005 were substantially offset by storm-related waivers of ATM transaction fees and the loss of revenue during the temporary closure of the main office parking facility in New Orleans.
     o Noninterest expense in the fourth quarter of 2005 increased 17%, or $10.9 million, from 2004's fourth quarter. Incremental operating costs associated with Destin Bank totaled approximately
              $2.4 million in the fourth quarter of 2005, and the amortization of intangibles acquired in these transactions added $.7 million to expense for the current year's period. Personnel expense increased
              11%, or $4.3 million, in total. Base pay and compensation earned under sales-based and other employee incentive programs increased a combined 8%, or $2.2 million, including approximately $1.2 million for the staff of acquired operations. Compensation expense under management incentive programs increased by $1.2 million in the fourth quarter of 2005 compared to the year-earlier period.
              Higher costs of providing pension and retiree health benefits accounted for $.5 million out of the total $.9 million, or 12%, increase in employee benefits in the fourth quarter of 2005, while acquired operations contributed $.2 million. The cost of acquired operations and the storm-related loss of office rental revenue were the main factors behind the 12%, or $.6 million, increase in net occupancy expense in 2005's fourth quarter. Through the end of 2005, Whitney expensed $4.4 million of storm-related disaster response costs and casualty losses, of which $3.3 million was included in the fourth quarter. These costs together with a $.5 million fourth quarter contribution to a disaster assistance fund for Whitney's employees are reported in the total of other

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                                       7

              noninterest expense, as is the accrual of a $.6 million loss contingency related to unfunded loan commitments.
         In July 2005, Whitney announced a definitive agreement to acquire
First National Bancshares, Inc. of Bradenton, Florida and its subsidiary, 1st
National Bank & Trust. 1st National Bank & Trust operates in the Tampa Bay metropolitan area of Florida and had approximately $378 million in total assets at December 31, 2005. Subject to the receipt of approvals from First National's shareholders and appropriate regulatory agencies and satisfaction of certain other customary closing conditions, this acquisition is expected to be completed in the second quarter of 2006.
         Whitney Holding Corporation, through its banking subsidiary Whitney
National Bank, serves the five-state Gulf Coast region stretching from Houston,
Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
                                      -----

                  This news release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.
         Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of future plans and strategies.
                  There is pervasive uncertainty surrounding the future economic conditions that will emerge in the portions of Whitney's service area that were impacted by the two hurricanes. As a result, management's estimates of the financial impact of these disasters on Whitney are subject to a greater degree of possible imprecision than is inherent in other forward-looking statements. The more significant estimates relate to credit quality and the allowance for loan losses and to disaster response costs and casualty and business interruption losses and the related insurance coverage.
                  Although Whitney believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in the Company's forward-looking statements include, but are not limited to the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that struck portions of Whitney's service area during the third quarter of 2005 compared to management's current views on recovery.
                  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

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                                        WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                                   FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                             Fourth              Fourth                         Year Ended
                                                             Quarter             Quarter                        December 31
(dollars in thousands, except per share data)                 2005                 2004                   2005                2004
------------------------------------------------------------------------------------------------------------------------------------
INCOME DATA
     Net interest income                                    $ 106,426           $  86,355              $ 387,099          $ 320,090
     Net interest income (tax-equivalent)                     107,907              87,972                392,979            326,237
     Provision for loan losses                                      -               2,000                 37,000              2,000
     Noninterest income                                        18,328              20,172                 82,235             82,523
         Net securities gains in noninterest income                 -                   -                     68                 68
     Noninterest expense                                       76,657              65,719                286,978            260,278
     Net income                                                35,149              26,998                102,349             97,137
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                                 $6,512,421          $5,506,923             $6,137,676         $5,179,734
     Investment securities                                  1,669,861           2,036,438              1,836,228          2,120,594
     Earning assets                                         8,524,522           7,568,194              8,098,998          7,327,233
     Total assets                                           9,539,789           8,170,990              8,903,321          7,890,183
     Deposits                                               7,973,830           6,577,154              7,224,426          6,347,503
     Shareholders' equity                                     952,579             925,176                935,362            881,477
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
     Earnings per share
         Basic                                                 $  .56              $  .43                 $ 1.65             $ 1.59
         Diluted                                                  .55                 .43                   1.63               1.56
     Cash dividends per share                                  $  .25              $  .23                 $  .98             $  .89
     Book value per share, end of period                       $15.17              $14.57                 $15.17             $14.57
     Trading data
         High sales price                                      $29.93              $30.83                 $33.69             $30.83
         Low sales price                                        24.14               27.47                  24.14              26.35
         End-of-period closing price                            27.56               29.99                  27.56              29.99
         Trading volume                                    16,175,745          10,193,418             50,434,066         27,662,252
------------------------------------------------------------------------------------------------------------------------------------
RATIOS
     Return on average assets                                    1.46%               1.31%                  1.15%              1.23%
     Return on average shareholders' equity                     14.64               11.61                  10.94              11.02
     Net interest margin                                         5.03                4.63                   4.85               4.45
     Dividend payout ratio                                      45.05               54.24                  60.26              56.99
     Average loans as a percentage of average deposits          81.67               83.73                  84.96              81.60
     Efficiency ratio                                           60.73               60.77                  60.40              63.69
     Allowance for loan losses as a percentage of
        loans, at end of period                                  1.37                 .97                   1.37                .97
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end
         of period                                               1.03                 .46                   1.03                .46
     Average shareholders' equity as a percentage
        of average total assets                                  9.99               11.32                  10.51              11.17
     Leverage ratio, at end of period                            8.21                9.56                   8.21               9.56
------------------------------------------------------------------------------------------------------------------------------------
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income
 (excluding securities gains and losses).

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                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                    DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------
                                                           Fourth        Fourth               Year Ended
                                                           Quarter       Quarter              December 31
(dollars in thousands)                                      2005          2004             2005          2004
----------------------------------------------------------------------------------------------------------------
                    ASSETS
--------------------------------------------------
EARNING ASSETS
  Loans                                                  $6,512,421     $5,506,923      $6,137,676   $5,179,734
  Investment securities
     Securities available for sale                        1,441,405      1,810,177       1,608,391    1,903,571
     Securities held to maturity                            228,456        226,261         227,837      217,023
                                                        --------------------------------------------------------
        Total investment securities                       1,669,861      2,036,438       1,836,228    2,120,594
                                                        --------------------------------------------------------
  Federal funds sold and short-term investments             288,420         13,205          87,798       13,926
  Loans held for sale                                        53,820         11,628          37,296       12,979
                                                        --------------------------------------------------------
        Total earning assets                              8,524,522      7,568,194       8,098,998    7,327,233
----------------------------------------------------------------------------------------------------------------
NONEARNING ASSETS
  Goodwill and other intangible assets                      231,504        140,838         204,729      109,713
  Accrued interest receivable                                52,464         31,439          39,750       30,064
  Other assets                                              823,425        484,747         625,968      480,216
  Allowance for loan losses                                 (92,126)       (54,228)        (66,124)     (57,043)
----------------------------------------------------------------------------------------------------------------
        Total assets                                     $9,539,789     $8,170,990      $8,903,321   $7,890,183
----------------------------------------------------------------------------------------------------------------
                   LIABILITIES
--------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                $  972,215     $  842,536      $  919,722   $  810,074
     Money market investment deposits                     1,134,159      1,342,641       1,191,736    1,371,419
     Savings deposits                                       971,406        702,667         829,777      652,689
     Other time deposits                                    722,449        714,222         723,396      726,482
     Time deposits $100,000 and over                      1,219,056        883,398       1,120,566      809,324
                                                        --------------------------------------------------------
        Total interest-bearing deposits                   5,019,285      4,485,464       4,785,197    4,369,988
                                                        --------------------------------------------------------
  Short-term and other borrowings                           507,708        599,527         661,682      601,427
                                                        --------------------------------------------------------
        Total interest-bearing liabilities                5,526,993      5,084,991       5,446,879    4,971,415
----------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES
--------------------------------------------------
  Noninterest-bearing deposits                            2,954,545      2,091,690       2,439,229    1,977,515
  Accrued interest payable                                   11,028          5,511           8,474        5,222
  Other liabilities                                          94,644         63,622          73,377       54,554
                                                        --------------------------------------------------------
        Total liabilities                                 8,587,210      7,245,814       7,967,959    7,008,706
----------------------------------------------------------------------------------------------------------------

              SHAREHOLDERS' EQUITY                          952,579        925,176         935,362      881,477
----------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity       $9,539,789    $ 8,170,990      $8,903,321   $7,890,183
----------------------------------------------------------------------------------------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                         $2,997,529     $2,483,203      $2,652,119   $2,355,818
----------------------------------------------------------------------------------------------------------------

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                         WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                  CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------
                                                                           December 31        December 31
(dollars in thousands)                                                         2005               2004
---------------------------------------------------------------------------------------------------------
                    ASSETS
-------------------------------------------------------------------
  Cash and due from financial institutions                                 $  554,827         $  213,751
  Federal funds sold and short-term investments                               805,758             22,424
  Loans held for sale                                                          46,678              8,796
  Investment securities
     Securities available for sale                                          1,413,763          1,763,774
     Securities held to maturity                                              227,688            227,470
                                                                   --------------------------------------
        Total investment securities                                         1,641,451          1,991,244
  Loans                                                                     6,560,597          5,626,276
     Allowance for loan losses                                                (90,028)           (54,345)
                                                                   --------------------------------------
        Net loans                                                           6,470,569          5,571,931
                                                                   --------------------------------------
  Bank premises and equipment                                                 151,978            156,602
  Goodwill                                                                    204,089            115,771
  Other intangible assets                                                      26,304             24,240
  Accrued interest receivable                                                  52,808             28,985
  Other assets                                                                154,544             88,880
---------------------------------------------------------------------------------------------------------
        Total assets                                                      $10,109,006         $8,222,624
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                  LIABILITIES
-------------------------------------------------------------------
  Noninterest-bearing demand deposits                                     $ 3,301,227         $2,111,703
  Interest-bearing deposits                                                 5,303,609          4,500,904
                                                                   --------------------------------------
        Total deposits                                                      8,604,836          6,612,607
                                                                   --------------------------------------

  Short-term and other borrowings                                             433,350            634,259
  Accrued interest payable                                                     10,538              5,032
  Other liabilities                                                            99,239             65,961
                                                                   --------------------------------------
        Total liabilities                                                   9,147,963          7,317,859
---------------------------------------------------------------------------------------------------------
             SHAREHOLDERS' EQUITY
-------------------------------------------------------------------
  Common stock, no par value                                                    2,800              2,800
  Capital surplus                                                             261,318            250,793
  Retained earnings                                                           738,655            697,977
  Accumulated other comprehensive income                                      (21,223)            (2,963)
  Treasury stock at cost                                                       (9,363)           (31,475)
  Unearned restricted stock compensation                                      (11,144)           (12,367)
                                                                   --------------------------------------
        Total shareholders' equity                                            961,043            904,765
---------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                        $10,109,006         $8,222,624
---------------------------------------------------------------------------------------------------------

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                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------------------------
                                                           Fourth        Fourth                   Year Ended
                                                           Quarter       Quarter                  December 31
(dollars in thousands, except per share data)                2005         2004                2005           2004
---------------------------------------------------------------------------------  ---------------------------------
INTEREST INCOME
  Interest and fees on loans                              $ 110,995     $ 76,860           $ 390,058      $ 272,460
  Interest and dividends on investments                      17,023       21,171              74,606         88,131
  Interest on federal funds sold and
     short-term investments                                   2,965           64               3,421            181
---------------------------------------------------------------------------------  ---------------------------------
    Total interest income                                   130,983       98,095             468,085        360,772
---------------------------------------------------------------------------------  ---------------------------------
INTEREST EXPENSE
  Interest on deposits                                       20,700        9,606              64,452         34,665
  Interest on short-term and other borrowings                 3,857        2,134              16,534          6,017
---------------------------------------------------------------------------------  ---------------------------------
    Total interest expense                                   24,557       11,740              80,986         40,682
---------------------------------------------------------------------------------  ---------------------------------
NET INTEREST INCOME                                         106,426       86,355             387,099        320,090
PROVISION FOR LOAN LOSSES                                         -        2,000              37,000          2,000
---------------------------------------------------------------------------------  ---------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                           106,426       84,355             350,099        318,090
---------------------------------------------------------------------------------  ---------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                         6,183        8,988              30,579         37,148
  Bank card fees                                              3,470        2,760              11,972         10,319
  Trust service fees                                          2,357        2,263               9,483          8,959
  Secondary mortgage market operations                        1,413        1,140               5,022          4,925
  Other noninterest income                                    4,905        5,021              25,111         21,104
  Securities transactions                                         -            -                  68             68
---------------------------------------------------------------------------------  ---------------------------------
    Total noninterest income                                 18,328       20,172              82,235         82,523
---------------------------------------------------------------------------------  ---------------------------------
NONINTEREST EXPENSE
  Employee compensation                                      34,541       31,127             132,488        119,713
  Employee benefits                                           8,203        7,284              33,020         29,644
                                                    -----------------------------  ---------------------------------
    Total personnel                                          42,744       38,411             165,508        149,357
  Net occupancy                                               6,026        5,382              22,846         20,461
  Equipment and data processing                               4,077        4,550              17,344         17,636
  Telecommunication and postage                               2,578        2,124               9,154          8,846
  Corporate value and franchise taxes                         1,968        1,732               7,824          7,496
  Legal and other professional services                       1,357        1,581               6,091          5,943
  Amortization of intangibles                                 2,255        1,631               8,261          5,657
  Other noninterest expense                                  15,652       10,308              49,950         44,882
---------------------------------------------------------------------------------  ---------------------------------
    Total noninterest expense                                76,657       65,719             286,978        260,278
---------------------------------------------------------------------------------  ---------------------------------
INCOME BEFORE INCOME TAXES                                   48,097       38,808             145,356        140,335
INCOME TAX EXPENSE                                           12,948       11,810              43,007         43,198
---------------------------------------------------------------------------------  ---------------------------------

NET INCOME                                                 $ 35,149     $ 26,998           $ 102,349       $ 97,137
---------------------------------------------------------------------------------  ---------------------------------

---------------------------------------------------------------------------------  ---------------------------------
EARNINGS PER SHARE
  Basic                                                       $ .56        $ .43              $ 1.65         $ 1.59
  Diluted                                                       .55          .43                1.63           1.56
---------------------------------------------------------------------------------  ---------------------------------

---------------------------------------------------------------------------------  ---------------------------------
WEIGHTED-AVERAGE SHARES OUTSTANDING
  Basic                                                  62,729,336   62,275,253          62,008,004     61,122,581
  Diluted                                                63,533,521   63,230,561          62,953,293     62,083,043
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------  ---------------------------------
CASH DIVIDENDS PER SHARE                                      $ .25        $ .23               $ .98          $ .89
---------------------------------------------------------------------------------  ---------------------------------

                                                           - MORE -

                                                         12
-----------------------------------------------------------------------------------------------------------------------------
                                    WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                     SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Fourth        Third       Fourth          Year Ended
                                                                     Quarter      Quarter      Quarter         December 31
                                                                      2005         2005         2004          2005     2004
------------------------------------------------------------------------------------------------------    -------------------
              EARNING ASSETS
-----------------------------------------------------------------
      Loans**                                                         6.72%        6.42%        5.55%         6.33%    5.26%
      Investment securities                                           4.37         4.29         4.44          4.34     4.41
      Federal funds sold and short-term investments                   4.08         3.61         1.93          3.90     1.30
                                                                 -------------------------------------    -------------------
                 Total interest-earning assets                        6.17%        5.96%        5.25%         5.85%    5.01%
                                                                 -------------------------------------    -------------------

------------------------------------------------------------------------------------------------------    -------------------
       INTEREST-BEARING LIABILITIES
-----------------------------------------------------------------

      Interest-bearing deposits
            NOW account deposits                                       .55%         .56%         .39%          .52%     .37%
            Money market investment deposits                          1.22         1.08          .65          1.00      .65
            Savings deposits                                           .90          .84          .39           .72      .34
            Other time deposits                                       2.12         1.87         1.29          1.76     1.31
            Time deposits $100,000 and over                           3.19         2.74         1.62          2.59     1.36
                                                                 -------------------------------------    -------------------
                 Total interest-bearing deposits                      1.64         1.47          .85          1.35      .79
                                                                 -------------------------------------    -------------------


      Short-term and other borrowings                                 3.01         2.89         1.42          2.50     1.00
                                                                 -------------------------------------    -------------------
                 Total interest-bearing liabilities                   1.76%        1.66%         .92%         1.49%     .82%
                                                                 -------------------------------------    -------------------

------------------------------------------------------------------------------------------------------    -------------------
   NET INTEREST SPREAD (tax-equivalent)
-----------------------------------------------------------------
      Yield on earning assets less cost of interest-
            bearing liabilities                                       4.41%        4.30%        4.33%         4.36%    4.19%
                                                                 -------------------------------------    -------------------

------------------------------------------------------------------------------------------------------    -------------------
   NET INTEREST MARGIN (tax-equivalent)
-----------------------------------------------------------------
      Net interest income (tax-equivalent) as a
            percentage of average earning assets                      5.03%        4.83%        4.63%         4.85%    4.45%
                                                                 -------------------------------------    -------------------

------------------------------------------------------------------------------------------------------    -------------------
                COST OF FUNDS
-----------------------------------------------------------------
      Interest expense as a percentage of average interest-
            bearing liabilities plus interest-free funds              1.14%        1.13%         .62%         1.00%     .56%
------------------------------------------------------------------------------------------------------    -------------------
    * Based on a 35% tax rate.
   ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

                                    - MORE -

                                                           13
----------------------------------------------------------------------------------------------------------------------------------
                                       WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                                       LOAN QUALITY
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Fourth               Fourth                 Year Ended
                                                                 Quarter              Quarter                December 31
(dollars in thousands)                                            2005                 2004              2005            2004
----------------------------------------------------------------------------------------------------------------------------------
       ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------
Allowance for loan losses at beginning of period                $ 90,946            $ 54,611           $ 54,345       $ 59,475
Allowance of acquired banks                                            -                   -              3,648          2,461
Provision for loan losses                                              -               2,000             37,000          2,000
Loans charged off                                                 (1,817)             (3,221)           (10,656)       (14,030)
Recoveries on loans previously charged off                           899                 955              5,691          4,439
                                                       ---------------------------------------------------------------------------
     Net loans charged off                                          (918)             (2,266)            (4,965)        (9,591)
                                                       ---------------------------------------------------------------------------
Allowance for loan losses at end of period                      $ 90,028            $ 54,345           $ 90,028       $ 54,345
                                                       ---------------------------------------------------------------------------

Annualized net charge-offs as a percentage
    of average loans                                                 .06 %               .16 %              .08 %          .19 %

Annualized gross charge-offs as a percentage of
    average loans                                                    .11 %               .23 %              .17 %          .27 %

Recoveries as a percentage of gross charge-offs                    49.48 %             29.65 %            53.41 %        31.64 %

Allowance for loan losses as a percentage of
    loans, at end of period                                         1.37 %               .97 %             1.37 %          .97 %
                                                       ---------------------------------------------------------------------------


                                                       ------------------------------------------------------------
                                                               December 31        September 30      December 31
                                                                  2005                2005              2004
-------------------------------------------------------------------------------------------------------------------
          NONPERFORMING ASSETS
-------------------------------------------------------
Loans accounted for on a nonaccrual basis                       $ 65,565            $ 43,763           $ 23,597
Restructured loans                                                    30                  30                 49
                                                       ------------------------------------------------------------
     Total nonperforming loans                                    65,595              43,793             23,646
Foreclosed assets and surplus property                             1,708                 794              2,454
                                                       ------------------------------------------------------------
     Total nonperforming assets                                 $ 67,303            $ 44,587           $ 26,100
                                                       ------------------------------------------------------------

Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period        1.03 %               .69 %              .46 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                              137 %               208 %              230 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                            137 %               208 %              230 %

Loans 90 days past due still accruing                           $ 13,728             $ 5,358            $ 3,533

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                            .21 %               .08 %              .06 %
-------------------------------------------------------------------------------------------------------------------

                                    - END -